Exhibit (a)(6)

                            FORM OF WITHDRAWAL LETTER
                       United States and The Netherlands


                               BE AEROSPACE, INC.


                                  WITHDRAWAL OF
                PREVIOUSLY TENDERED STOCK OPTIONS PURSUANT TO THE
                      OFFER TO EXCHANGE DATED JUNE 23, 2003

                         THE WITHDRAWAL RIGHTS EXPIRE AT
                            5:00 P.M., EASTERN TIME,
                                ON JULY 22, 2003,
                  UNLESS THE OFFER IS EXTENDED BY BE AEROSPACE



To:  BE Aerospace, Inc.
     Attention:  Jeffrey P. Holtzman
     1400 Corporate Center Way
     Wellington, FL 33414
     Telephone number:  (561) 791-5000, ext. 1402
     Facsimile number:  (561) 791-3966

     Delivery of the signature page of this withdrawal letter by regular external mail or hand delivery to an address other than as set forth above or transmission via facsimile to a number other than as set forth above or transmission via email will not constitute a valid delivery.

     Pursuant to the terms and subject to the conditions of the Offer to Exchange dated June 23, 2003, my Acceptance Letter previously submitted to BE Aerospace, and this Withdrawal Letter, I hereby withdraw the tender of all of my Tendered Stock Options that I previously tendered pursuant to the Offer to Exchange and my Acceptance Letter.

To BE Aerospace, Inc.:

     Upon the terms and subject to the conditions set forth in the Offer to Exchange dated June 23, 2003 (the "Offer to Exchange"), the related cover letter and my Acceptance Letter (the "Acceptance Letter" which, together with the Offer to Exchange and the related cover letter, as they may be amended from time to time, constitutes the "Offer"), I tendered to BE Aerospace, Inc. ("BE Aerospace" or the "Company"), the eligible stock options to purchase shares of common stock of the Company (the "Common Stock") set forth on the signature page of the Acceptance Letter that (i) were granted to me under any one or more of the Company's Amended and Restated 1989 Stock Option Plan (the "1989 Plan"), 1991 Directors' Stock Option Plan (the "1991 Directors Plan"), United Kingdom 1992 Employee Share Option Scheme (the "UK Plan"), 1996 Stock Option Plan (the "1996 Plan"), 2001 Stock Option Plan (the "2001 Employee Plan") and 2001 Directors' Stock Option Plan (the "2001 Directors Plan," together with the 1989 Plan, the 1991 Directors Plan, the UK Plan, the 1996 Plan, the 2001 Employee Plan, the "Option Plans"), (ii) have an exercise price equal to or in excess of $12.00 per share and (iii) are outstanding on the expiration date of the Offer (the "Tendered Stock Options") in exchange for new stock options that BE Aerospace will grant under the 1996 Plan, 2001 Employee Plan and/or 2001 Directors Plan (the "New Stock Options"). Pursuant to the terms and subject to the conditions of the Offer, I understand that I can withdraw the tender of my Tendered Stock Options prior to 5:00 p.m., Eastern Time, on July 22, 2003, unless the Company has extended the period of



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time the Offer will remain open, in which case I can withdraw the tender of my
Tendered Stock Options prior to the expiration of the extended period. In addition, if the Company has not accepted my Acceptance Letter by August 19, 2003, I may withdraw from the Offer. Accordingly, under the terms and subject to the conditions set forth in the Offer and this Withdrawal Letter (this "Withdrawal Letter"), I, the undersigned, hereby withdraw the tender of all my Tendered Stock Options.

     I understand and acknowledge that:

     (1) I may not rescind any withdrawal, and I will not be deemed to properly accept the Offer after any valid withdrawal, unless I properly re-tender my eligible stock options before the expiration of the Offer by following the procedures described in the Offer.

     (2) I must withdraw from the Offer with respect to all of my Tendered Stock Options; I may not withdraw from the Offer with respect to only a portion of my Tendered Stock Options. All such withdrawn stock options will remain outstanding pursuant to their current terms and conditions, including their current exercise prices and vesting schedule.

     (3) Neither BE Aerospace nor any other person is obligated to give notice of any defects or irregularities in any Withdrawal Letter, nor will anyone incur any liability for failure to give any such notice. BE Aerospace will determine, in its sole discretion, all questions as to the form and validity, including time of receipt, of Withdrawal Letters. BE Aerospace's determination of these matters will be final and binding on all parties.

     (4) All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. As stated above, this Withdrawal Letter may not be rescinded.

     (5) I agree to all of the terms and conditions of the Offer and this Withdrawal Letter.

     This Withdrawal Letter must specify the name of the eligible employee or non-employee director who is withdrawing from the Offer and must be signed by the eligible employee or non-employee director who submitted the Acceptance Letter. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signer's full title must be specified and proper evidence of the authority of such person to act in such capacity must be submitted with this Withdrawal Letter.

     Important: To validly withdraw from the Offer, BE Aerospace must receive, at the address set forth above, the signature page to this Withdrawal Letter, or a facsimile thereof to the number set forth above, properly completed and signed by you, while you still have the right to withdraw from the Offer.


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


     BE Aerospace will only accept delivery of your signature page to this Withdrawal Letter by regular external mail, hand delivery or facsimile. BE Aerospace will NOT accept delivery by email or interoffice mail. The method by which you deliver the signed signature page is at your option and risk, and the delivery will be deemed made only when actually received by the Company. If delivery is by external mail, BE Aerospace recommends that you use registered mail with return receipt requested. In all cases, you should allow sufficient time to ensure timely delivery. You will not be considered to have withdrawn until BE Aerospace receives your executed signature page. BE Aerospace must receive your completed and signed signature page at the address or facsimile number set forth above.

                                    SIGNATURE OF OWNER

                                    X
                                     -------------------------------------
                                    (Signature of Holder or Authorized
                                    Signatory--See Items 1 and 3 of the
                                    Instructions to the Acceptance Letter)

                                    Capacity:
                                              ----------------------------

                                    Date:
                                          ----------------  , 2003

                                    Print Name:
                                                ---------------------------
                                    Position:
                                                ---------------------------
                                    Address:
                                                ---------------------------

                                                ---------------------------

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                                    Telephone No.
                                    (with area code):
                                                      ---------------------

                                    Email Address:
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    Date of Grant             Number of Stock Options         Exercise Price
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